Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

SUPERVALU, INC.:

We consent to the incorporation by reference in the Registration Statements No. 33-16934, No. 33-50071, No. 333-10151, No. 333-24813, No. 333-61365, No. 333-89157, No. 333-32354, No. 333-32356, No. 333-44570, No. 333-100912, No. 333-100913, No. 333-100915, No. 333-100919, No. 333-131759, No. 333-134671, No. 333-143859, No. 333-150718 and No. 333-158932 on Form S-8; No. 33-56415, No. 333-94965, No. 333-43538, No. 333-138143, and No. 333-158802 on Form S-3; and No. 333-83977 and No. 333-132397 on Form S-4 of SUPERVALU INC. and subsidiaries of our report dated April 18, 2012, with respect to the consolidated balance sheets of SUPERVALU, INC. and subsidiaries as of February 25, 2012 and February 26, 2011, and the related consolidated statements of earnings, stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended February 25, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of February 25, 2012, which report appears in the February 25, 2012 annual report on Form 10-K of SUPERVALU, INC.

/s/ KPMG LLP

Minneapolis, Minnesota

April 18, 2012